Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-207476) pertaining to the 2005 Incentive Stock Option Plan and 2015 Equity Incentive Plan of XBiotech Inc.; and

(2)	Registration Statement (Form S-8 No. 333-249288) pertaining to the 2015 Equity Incentive Plan of XBiotech Inc.

of our report dated March 16, 2021, with respect to the consolidated financial statements of XBiotech Inc. included in this Annual Report (Form 10-K) of XBiotech Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Austin, Texas

March 16, 2021